May 30, 2006

Thomas Equipment, Inc.
1818 North Farwell Avenue
Milwaukee, Wisconsin 53202


      RE: MODIFICATION TO REGISTRATION RIGHTS AGREEMENT AND DIVIDEND PAYMENTS
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Ladies and Gentlemen:

      Reference is made to the Securities Purchase Agreement dated as of April 19, 2005 (the "Purchase Agreement") among Thomas Equipment, Inc., a Delaware corporation (the "Company"), the undersigned (the "Investor") and certain other parties, the Registration Rights Agreement dated as of April 19, 2005 among the Company, the Investor and certain other parties (the "Registration Rights Agreement"), and the Company's Amended and Restated Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock (the "Certificate of Designation"). Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Purchase Agreement.

      The Investor purchased an aggregate ____ shares of Preferred Stock with an aggregate purchase price of $________. The Company has requested that the Investor accept certain payments of securities in lieu of amounts otherwise owed to the Investor pursuant to the Registration Rights Agreement and the Certificate of Designation, and waive certain provisions of the Registration Rights Agreement and the Certificate of Designation and the Investor is willing to do so on the terms and conditions set forth below.

      Farwell Equity Partners, LLC, a Delaware limited liability company ("Farwell"), is the principal stockholder of the Company and is willing to transfer certain shares of common stock of the Company (the "Common Stock") to the Investor in consideration for a like number of shares of Common Stock to be transferred from the Investor to Farwell.

      In   consideration   of  the   foregoing   and  other  good  and  valuable
consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

      1. Pursuant to Section 3 of the Certificate of Designation, the Investor is entitled to receive cumulative dividends at the rate per share (as a percentage of the Stated Value per share) of 5% per annum, payable quarterly on March 30, June 30, September 30 and December 31. The Company is in arrears with respect to such payments to the Investor for the periods payable on September 30, 2005, December 31, 2005 and March 31, 2006 in the aggregate amount of $_________ (the "Dividend Payments").

      2. Pursuant to Section 2(b) of the Registration Rights Agreement, the Investor is entitled to receive in cash, as partial liquidated damages and not as a penalty, an amount equal to 1% of the aggregate purchase price paid by the Investor pursuant to the Purchase Agreement for any Registrable Securities (as defined in the Registration Rights Agreement) held by the Investor for each monthly period after the Effectiveness Date (as defined in the Registration Rights Agreement) during which a Registration Statement (as defined in the Registration Rights Agreement) was not effective. The Registration Statement was not made effective by the SEC for an aggregate of 3.387 months after the Effectiveness Date and accordingly the Investor is due an aggregate of $_________ for partial liquidated damages (the "Liquidated Damages").

      3. (a) In consideration for all amount due to the Investor for payment of Dividend Payments and Liquidated Damages (collectively, the "Payment Amount"), the Company shall issue to the Investor such number of shares of Common Stock as equal the Payment Amount, divided by $1.92 (85% of the average closing price of the Common Stock for the ten trading days immediately preceding the date of the execution of this Agreement) (the "Payment Shares"). In addition, the Company shall also issue to the Investor a common stock purchase warrant in the form of Exhibit A attached hereto to purchase such number of shares of Common Stock as equal 25% of the Payment Shares (the "Warrants"). The Warrants shall have an exercise price of $3.00 per share and an exercise period of five years.

      (b) The Payment Shares and the shares of Common Stock issuable upon exercise of the Warrants (the "Warrant Shares") shall be subject to the Registration Rights Agreement attached hereto as Exhibit B (the "New Registration Rights Agreement").

      (c) At the Closing, the Company shall deliver the legal opinion of Company Counsel, in the form of Exhibit C attached hereto; and

      (d) At the Closing, the Company shall reimburse the Investor for its actual, reasonable, out-of-pocket legal fees and expenses in an amount not to exceed $5,000. The Company shall pay all transfer agent fees, stamp taxes and other taxes and duties levied in connection with the issuance of any Payment Shares or shares issued in connection with the Warrants other than income taxes of the Investor that may be incurred in connection with the transactions contemplated hereby.

      (e) The consummation of the transactions contemplated hereby are expressly conditioned upon (i) receipt by the Company of approval from the American Stock Exchange to the additional listing application with respect to the Payment Shares and the Warrant Shares, and (ii) the filing of the post-effective amendment to the Farwell Registration Statement (as defined below) contemplated by Section 4 below.

      (f) The closing of the transactions contemplated hereby (the "Closing") shall occur at 10:00 a.m., New York time, on the first business day following the satisfaction of the conditions set forth in clause (e) above or at such other time as shall be agreed to by each of the parties hereto.

      4. (a) At the Closing, Farwell shall exchange with the Investor such number of shares of Common Stock registered in the name of Farwell as equals the Payment Shares (the "Farwell Shares"). The Farwell Shares are subject to an effective registration statement (file number 333-124217) (the "Farwell Registration Statement") pursuant to which such shares may be sold without restriction. On or prior to the Closing, the Company shall file a post-effective amendment to such registration statement pursuant to which the Investor is named as the selling stockholder of the Farwell Shares and the Company agrees to use commercially reasonable best efforts to seek effectiveness of such registration statement as soon as practicable.

      (b) The Company agrees to prepare and file with the Commission (as defined below) such amendments to the Farwell Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Farwell Registration Statement continuously effective until all Farwell Shares covered by such Farwell Registration Statement have been sold or may be sold without volume restrictions pursuant to Rule 144(k) as determined by the counsel to the Company pursuant to a written opinion letter to such effect, addressed and acceptable to the Company's transfer agent and the Investor.

      (c)  The  Company  agrees  to  promptly  notify  the  Investor  as soon as reasonably practicable of (i) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Farwell Registration Statement or the initiation of any proceedings for that purpose, (ii) the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Farwell Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose and (iii) the occurrence of any event or passage of time that makes the financial statements included in the Farwell Registration Statement ineligible for inclusion therein or any statement made in the Farwell Registration Statement or prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to the Farwell Registration Statement or prospectus or any document incorporated therein so that, in the case of the Farwell Registration Statement or the prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

      (d) The Company agrees to use its best efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of the Farwell Registration Statement or (ii) any suspension of the qualification (or exemption from qualification) of any of the Farwell Shares for sale in any jurisdiction, at the earliest practicable moment.

      (e) The Company agrees to deliver to the Investor, without charge, as many copies of the prospectus included in the Farwell Registration Statement and each amendment or supplement thereto as the Investor may reasonably request in connection with resales by the Investor of the Farwell Shares.

      (e) The Company agrees to cooperate with the Investor to facilitate timely preparation and delivery of certificates representing the Farwell Shares to be delivered to a transferee pursuant to the Farwell Registration Statement, which certificates shall be free, to the extent permitted by the Purchase Agreement, of all restrictive legends, and to enable such Farwell Shares to be in such denominations and registered in such names as the Investor may request.

      (f) The Company agrees upon the occurrence of any event contemplated by clause (c) of this Section 4, as promptly as reasonably possible under the circumstances taking into account the Company's good faith assessment of any adverse consequences to the Company and its stockholders of the premature disclosure of such event, to prepare a supplement or amendment to the Farwell Registration Statement or a supplement to the related prospectus or any document incorporated or deemed incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither the Farwell Registration Statement nor such prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Company notifies the Investor to suspend the use of any prospectus until the requisite changes to such prospectus have been made the Investor shall suspend use of such prospectus. The Company will use its best efforts to ensure that the use of the prospectus may be resumed as promptly as is practicable. The Company shall be entitled to exercise its right under this clause (f) to suspend the availability of the Farwell Registration Statement and prospectus for a period not to exceed 60 days (which need not be consecutive days) in any 12-month period.

      (g) Indemnification

            (i) Indemnification by the Company. The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless the Investor, the officers, directors, agents, brokers (including brokers who offer and sell Farwell Shares as principal as a result of a pledge or any failure to perform under a margin call of common stock), investment advisors and employees of the Investor, each person or entity who controls the Investor (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, agents and employees of each such controlling person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable attorneys' fees) and expenses (collectively, "Losses"), as incurred, arising out of or relating to any untrue or alleged untrue statement of a material fact contained in the Farwell Registration Statement, any related prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, except to the extent, but only to the extent, that (i) such untrue statements or omissions are based solely upon information regarding the Investor furnished in writing to the Company by the Investor expressly for use therein, or to the extent that such information relates to the Investor or the Investor's proposed method of distribution of Farwell Shares and was reviewed and expressly approved in writing by the Investor expressly for use in the Farwell Registration Statement, such prospectus or such form of prospectus or in any amendment or supplement thereto or (ii) the use by the Investor of an outdated or defective prospectus after the Company has notified the Investor in writing that the prospectus is outdated or defective and prior to the Investor is advised in writing by the Company that the use of the applicable prospectus may be resumed. The Company shall notify the Investor promptly of the institution, threat or assertion of any legal proceeding arising from or in connection with the transactions contemplated by this Agreement of which the Company is aware.

            (ii) Indemnification by the Investor. The Investor shall indemnify and hold harmless the Company, its directors, officers, agents and employees, each person or entity who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange
      Act), and the directors, officers, agents or employees of such controlling persons, to the fullest extent permitted by applicable law, from and against all Losses, as incurred, to the extent arising out of or based solely upon: (x) the Investor's failure to comply with the prospectus delivery requirements of the Securities Act or (y) any untrue or alleged untrue statement of a material fact contained in the Farwell Registration Statement, any related prospectus, or any form of prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading (i) to the extent, but only to the extent, that such untrue statement or omission is contained in any information so furnished in writing by the Investor to the Company specifically for inclusion in the Farwell Registration Statement or such prospectus or (ii) to the extent that (1) such untrue statements or omissions are based solely upon information regarding the Investor furnished in writing to the Company by the Investor expressly for use therein, or to the extent that such information relates to the Investor or the Investor's proposed method of distribution of Farwell Shares and was reviewed and expressly approved in writing by the Investor expressly for use in the Farwell Registration Statement, such prospectus or such form of prospectus or in any amendment or supplement thereto or (2) in the case of the use by the Investor of an outdated or defective prospectus after the Company has notified the Investor in writing that the prospectus is outdated or defective and prior to the Investor is advised in writing by the Company that the use of the applicable prospectus may be resumed. In no event shall the liability of the Investor hereunder be greater in amount than the dollar amount of the net proceeds received by the Investor upon the sale of the Farwell Shares giving rise to such indemnification obligation.

            (iii)  Conduct  of   Indemnification   Proceedings.   If  any  legal
      proceeding shall be brought or asserted against any person or entity entitled to indemnity hereunder (an "Indemnified Party"), such Indemnified Party shall promptly notify the person or entity from whom indemnity is sought (the "Indemnifying Party") in writing, and the Indemnifying Party shall have the right to assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have prejudiced the Indemnifying Party. An Indemnified Party shall have the right to employ separate counsel in any such legal proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (1) the Indemnifying Party has agreed in writing to pay such fees and expenses; (2) the Indemnifying Party shall have failed promptly to assume the defense of such legal proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such legal proceeding; or (3) the named parties to any such legal proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall reasonably believe that a material conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and the reasonable fees and expenses of one separate counsel shall be at the expense of the Indemnifying Party). The Indemnifying Party shall not be liable for any settlement of any such legal proceeding effected without its written consent, which consent shall not be unreasonably withheld. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending legal proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such legal proceeding. Subject to the terms of this Agreement, all reasonable fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such legal proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within ten trading days of written notice thereof to the Indemnifying Party; provided, that the Indemnified Party shall promptly reimburse the Indemnifying Party for that portion of such fees and expenses applicable to such actions for which such Indemnified Party is not entitled to indemnification hereunder, determined based upon the relative faults of the parties.

            (iv) Contribution. If a claim for indemnification under clause (i) or (ii) above is unavailable to an Indemnified Party (by reason of public policy or otherwise), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in this Agreement, any reasonable attorneys' or other reasonable fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms. The parties hereto agree that it would not be just and equitable if contribution pursuant to this clause (iv) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to above. Notwithstanding the provisions of this clause (iv), the Investor shall not be required to contribute, in the aggregate, any amount in excess of the amount by which the proceeds actually received by the Investor from the sale of the Farwell Shares subject to the legal proceeding exceeds the amount of any damages that the Investor has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, except in the case of fraud by the Investor. The indemnity and contribution agreements contained in this Section are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.

      5. Upon consummation of the transactions  contemplated in Sections 3 and 4
(a) above, the Investor waives and agrees not to seek enforcement of any Triggering Event (as defined in the Certificate of Designation) pursuant to the Certificate of Designation which exists or otherwise arose on or prior to the date hereof which was based upon the circumstances described in Sections 1 and 2 above.

      6. Representations of Investor. The Investor hereby makes, as of the date hereof and as of the Closing, the representations and warranties set forth below to the Company:

            6.1 RELIANCE ON EXEMPTIONS. The Investor acknowledges that this transaction has not been reviewed by the United States Securities and Exchange Commission or any state agency because it is intended to be a nonpublic offering exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), and state securities laws. The Investor understands that the Company is relying in part upon the truth and accuracy of, and the Investor's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Investor set forth herein in order to determine the availability of such exemption and the eligibility of the Investor to acquire the Payment Shares and the Warrants.

            6.2 INVESTMENT  PURPOSE.  Except as otherwise  provided in Section 4
(a) above, Investor represents that the Payment Shares and the Warrants are being acquired for its own account, for investment purposes only and not for distribution or resale to others in contravention of the registration requirements of the Securities Act. The Investor agrees that it will not sell or otherwise transfer the Payment Shares, the Warrants and the Warrant Shares unless they are registered under the Securities Act or unless an exemption from such registration is available.

            6.3 ACCREDITED INVESTOR. The Investor represents and warrants that it is an "accredited investor" as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act.

      7. Representations of Company. The Company hereby makes, as of the date hereof and as of the Closing, the representations and warranties set forth below to the Investor:

            7.1 Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of this Agreement, the Warrant and the New Registration Rights Agreement (the "Transaction Documents") and otherwise to carry out its obligations thereunder. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company in connection therewith other than in connection with the Required Approvals (as defined below). Each Transaction Document has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

            7.2 No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the other transactions contemplated thereby do not and will not: (i) conflict with or violate any provision of the Company's or any Subsidiary's certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected.

            7.3 Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than (i) the filing of a Current Report on Form 8-K, (ii) the filing with Securities and Exchange Commission (the "Commission") of the a registration statement meeting the requirements set forth in the New Registration Rights Agreement and covering the resale of the Warrant Shares by the Investor as provided for in the New Registration Rights Agreement, (iii) the notice and/or application(s) to each applicable Trading Market (as defined in the Purchase Agreement) for the issuance and sale of the Payment Shares and Warrants and the listing of the Warrants Shares for trading thereon in the time and manner required thereby and (iv) the filing of Form D with the Commission and such filings as are required to be made under applicable state securities laws (collectively, the "Required Approvals").

            7.4 Listing and Maintenance Requirements. The Company's Common Stock is registered pursuant to Section 12(b) of the Securities Exchange Act of 1934 and is listed on the American Stock Exchange. The Company has not received any notification that the Commission is contemplating terminating such listing. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements. The Company has filed all required notices and or applications with the American Stock Exchange for the issuance and sale of the Payment Shares and the Warrant Shares and the listing of the Payment Shares and the Warrant Shares for trading thereon.

            7.5 Issuance of the Securities. The Payment Shares and Warrants are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents. The Warrant Shares, when issued in accordance with the terms of the Transaction Documents, will be validly issued, fully paid and non-assessable, free and clear of all Liens imposed by the Company. The Company has reserved from its duly authorized capital stock a number of shares of Common Stock for issuance of the Warrant Shares at least equal to the maximum aggregate number of shares of Common Stock then issued or potentially issuable in the future pursuant to the Transaction Documents, on the date hereof. The Company has not, and to the knowledge of the Company, no Affiliate of the Company has sold, offered for sale or solicited offers to buy or otherwise negotiated in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Payment Shares and Warrants in a manner that would require the registration under the Securities Act of the sale of the Payment Shares and Warrants to the Investor, or that would be integrated with the offer or sale of the Payment Shares and Warrants for purposes of the rules and regulations of any Trading Market.

            7.6 Private Placement. Assuming the accuracy of the Investor representations and warranties set forth in Section 6, no registration under the Securities Act is required for the issuance of the Payment Shares and Warrants by the Company to the Investors as contemplated hereby. The issuance and sale of the Payment Shares and Warrants hereunder does not contravene the rules and regulations of the Trading Market.

            7.7 Farwell Registration Statement. The Farwell Shares are registered under the Farwell Registration Statement and may be sold without restriction. The Farwell Registration Statement has been declared effective by the Commission and is effective as of the date hereof. The Company has not received any notification that the Commission is contemplating terminating or suspending the effectiveness of the Farwell Registration Statement. The Farwell Registration Statement does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they made, not misleading.

            7.8 Non-Public Information. The Company has not provided the Investor or its agents or counsel with any information that the Company believes constitutes material non-public information about the Company.


      8. Representations of Farwell. Farwell hereby makes, as of the date hereof and as of the Closing, the representations and warranties set forth below to the
Investor:

            8.1 Investment Purpose. Farwell represents that the Payment Shares being acquired by it in exchange for the Farwell Shares are being acquired for its own account, for investment purposes only and not for distribution or resale to others in contravention of the registration requirements of the Securities Act. Farwell agrees that it will not sell or otherwise transfer the Payment Shares acquired by it in exchange for the Farwell Shares unless they are registered under the Securities Act or unless an exemption from such registration is available.

            8.2 Accredited Investor; Investment Experience. Farwell represents and warrants that it is an "accredited investor" as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act, and that it is able to bear the economic risk of any investment in the Payment Shares. Farwell recognizes that its investment in the Payment Shares involves a high degree of risk in that: (a) an investment in the Company is highly speculative and only investors who can afford the loss of their entire investment should consider investing in the Company and the Securities; and (b) transferability of the Payment Shares is limited. Farwell acknowledges that it has prior investment experience and that it recognizes the highly speculative nature of the Payment Shares.

            8.3 Legends. Farwell understands that the certificates representing the Payment Shares, until such time as they have been registered under the Securities Act, shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such certificates or other instruments):

            THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR (B) AN OPINION OF COUNSEL, IN A REASONABLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS, OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.

            8.4 Information. Farwell has been given the opportunity to ask questions of, and receive answers from, the Company concerning the terms and conditions of this Agreement and to obtain such additional information, to the extent the Company possesses such information or can acquire it without unreasonable effort or expense, necessary to verify the accuracy of same as the Investor reasonably desires in order to evaluate the investment in the Payment Shares. Farwell understands this Agreement, and Farwell has had the opportunity to discuss any questions regarding this Agreement with its counsel or other advisors. Farwell does not desire to receive any further information.

            8.5 Status of Farwell Shares.  Farwell is the sole beneficial  owner of the Farwell Shares, and owns the Farwell Shares, free and clear of all mortgages, pledges, restrictions, liens, charges, encumbrances, security interests, obligations or other claims.

            8.6  Farwell   Registration   Statement.   The  Farwell  Shares  are
registered under the Farwell Registration Statement and may be sold without restriction.

            8.7 Non-Public Information. Farwell has not provided the Investor or its agents or counsel with any information that Farwell believes constitutes material non-public information about the Company.

            8.8 Authorization; Enforcement. Farwell has the requisite limited liability company power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations thereunder. The execution and delivery of this Agreement by Farwell and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary action on the part of Farwell and no further action is required by Farwell in connection therewith. This Agreement has been duly executed by Farwell and constitutes the valid and binding obligation of Farwell enforceable against Farwell in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

            8.9 No Conflicts. The execution, delivery and performance of this Agreement by Farwell and the consummation by Farwell of the other transactions contemplated hereby do not and will not: (i) conflict with or violate any provision of Farwell's certificate of formation, limited liability company agreement or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of Farwell or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Farwell debt or otherwise) or other understanding to which Farwell is a party or by which any property or asset of Farwell is bound or affected, or
(iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which Farwell is subject (including federal and state securities laws and regulations), or by which any property or asset of Farwell is bound or affected.

      9. Miscellaneous

            9.1 ENTIRE AGREEMENT; AMENDMENT. This Agreement, the Warrant and the Registration Rights Agreement supersede all other prior oral or written agreements between the Investor, the Company and Farwell with respect to the matters discussed herein and therein, and this Agreement the Warrant and the Registration Rights Agreement contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company, Farwell nor the Investor makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended or waived other than by an instrument in writing signed by the Company, the Investor and Farwell.

            9.2 SEVERABILITY. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

            9.3 GOVERNING LAW; JURISDICTION; WAIVER OF JURY TRIAL. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in New York County, New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it at the end of this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereby irrevocably waives any right it may have, and agrees not to request, a jury trial for the adjudication of any dispute hereunder or in connection with or arising out of this Agreement or any transaction contemplated hereby.

            9.4 HEADINGS. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

            9.5 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns and may not be assigned without the written consent of all other parties hereto.

            9.6 NO THIRD PARTY BENEFICIARIES. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

            9.7 FURTHER ASSURANCES. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

            9.8 COUNTERPARTS. This Agreement may be executed in one or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other parties; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

            9.9 SURVIVAL AND INDEMNIFICATION. The representations and warranties contained herein shall survive the consummation of the transactions contemplated by this Agreement for the applicable statute of limitations. Each party agrees to indemnify and hold harmless the other parties from any and all losses, claims, damages, liabilities, costs (including, without limitations, reasonable attorneys' fees) and expenses incurred by such other parties as a result of any breach of the representations, warranties and covenants made by such party. All covenants contained herein which, by their terms, are not fully performed on the date of the consummation of the transactions contemplated by this Agreement shall survive such date until fully performed.


                                        INVESTOR:

                                        ----------------------------------------


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:


                                        Address:
                                                --------------------------------

                                                --------------------------------

                                                --------------------------------

CONSENTED AND AGREED TO:

THOMAS EQUIPMENT, INC.



By:
     -------------------------------
     Name:  David Marks
     Title:  Chairman


FARWELL EQUITY PARTNERS, LLC                1818 N. Farwell Avenue
                                            Milwaukee, WI 53202



By:
     -------------------------------
     Name:  David Marks
     Title:  Managing Member